Exhibit 3.2

LYONS BANCORP, INC.

FORM OF WARRANT CERTIFICATE FOR PURCHASE

OF SHARES OF COMMON STOCK

THIS WARRANT CERTIFICATE IS VOID AFTER

5:00 P.M., EASTERN TIME, ON DECEMBER 31, 2018, OR SUCH LATER DATE AS MAY

BE SET BY THE COMPANY IN ITS SOLE DISCRETION

Number of Warrants:_________________	Warrant No.____

This Warrant Certificate certifies that, for value received, _________________________ (the “Holder”) is the registered holder of the number of Warrants (the “Warrants”) set forth above. Each Warrant entitles the Holder to purchase from Lyons Bancorp, Inc., a New York corporation (the “Company”), at any time after ____________, 2016 and before 5:00 p.m., Eastern Time, on December 31, 2018, or such later date as may be set by the Company in its sole discretion (the “Expiration Date”), one share of fully paid and nonassessable Common Stock, par value $0.50 per share (“Common Stock”), of the Company at an exercise price of [$_____] per share, subject to adjustment as provided in this Certificate (the “Exercise Price”). As used in this Certificate, the term “Warrant Issuance Date” shall mean ____________, 2016.

At any time after the Warrant Issuance Date and prior to the Expiration Date, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto (the “Purchase Form”), duly executed and accompanied by payment of the Exercise Price, at the main office of the Company. Payment of the Exercise Price shall be made, at the option of the Holder, by check, bank draft, money order, or by authorizing withdrawal from a deposit account at The Lyons National Bank.

Upon receipt of this Warrant Certificate, and the Purchase Form duly completed and executed, accompanied by payment of the Exercise Price of the Warrants being exercised, and to the extent the Common Stock may be issued without registration or qualification under the securities laws of the jurisdiction of which the Holder is a resident, the Company shall deliver to or upon the order of the Holder of this Warrant Certificate, in such name or names as the Holder may designate, a certificate for the number of shares of Common Stock to be purchased.

Each person in whose name any certificate for Common Stock is issued upon the exercise of Warrants shall, for all purposes, be deemed to have become the Holder of record of the Common Stock represented by the certificate, and the certificate shall be dated the date that the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price was made whether or not the stock transfer books shall be closed on such date.

The Warrants evidenced by this Warrant Certificate shall be transferable only on the books of the Company upon delivery of the Certificate, duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer, and to the extent that the Holder demonstrates to the Company’s satisfaction that such transfer is permitted under the applicable securities laws.

If the Holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to the Holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants exercised. Likewise, upon the presentation and surrender of this Warrant Certificate at the main office of the Company and at the request of the Holder, the Company will, at the option of the Holder, issue to the Holder in substitution for this Warrant Certificate, one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

In the event that this Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of the Warrant Certificate and indemnity, if requested, also satisfactory to the Company. Applicants for the substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised on or before 5:00 p.m., Eastern Time, on December 31, 2018, or such later date as may be set by the Company in its sole discretion, the Warrants shall expire and the rights of the Holder shall become void and of no effect.

The shares of Common Stock issued on the exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock of the Company as constituted as of the Warrant Issuance Date. The number and kind of securities issued on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

A.              MERGERS, CONSOLIDATIONS AND RECLASSIFICATIONS. In the case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate at any time after the Warrant Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a split or combination to which Section B below applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split or combination to which Section B below applies] of outstanding securities issuable upon exercise of this Warrant), the Holder of the Warrants evidenced by this Warrant Certificate shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that the Holder does have, the right to obtain upon the exercise of the Warrants evidenced by this Warrant Certificate, in lieu of each share of Common Stock, other securities, money or other property that were issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of Common Stock, other securities, money or other property issuable upon exercise of a Warrant as if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section A. The provisions of this Section A shall similarly apply to successive reclassifications, changes, consolidations or mergers.

B.              SPLITS AND COMBINATIONS. If the Company, at any time after the Warrant Issuance Date, splits its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the split shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as of the effective date of the split, or if the Company shall take a record of its Common Stock for the purpose of so splitting, as at such record date, whichever is earlier. If the Company, at any time after the Warrant Issuance Date, combines its shares of Common Stock into smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as of the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

C.              DIVIDENDS AND DISTRIBUTIONS. If the Company, at any time after the Warrant Issuance Date, declares a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property other than in cash, to the holders of its Common Stock, the Holder of a Warrant evidenced by this Warrant Certificate shall, without additional cost, be entitled to receive upon any exercise of a Warrant evidenced by this Warrant Certificate, in addition to the Common Stock to which such Holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be. Except as provided in this Section C, no adjustment in respect of any dividend shall be made during the term of the Warrants or upon exercise of the Warrants.

D.              CALCULATION OF WARRANT EXERCISE PRICE. The Warrant Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

Whenever the Warrant Exercise Price is required to be adjusted as provided in this Certificate, the Company shall compute the adjusted Warrant Exercise Price and shall prepare and mail to the Holder a certificate setting forth the adjusted Warrant Exercise Price showing in reasonable detail the facts upon which the adjustment is based.

The Company will deliver, by first-class mail, postage prepaid, to the Holder at such Holder’s address appearing on this Certificate, or such other address as the Holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

The Company covenants and agrees that during the period within which the Warrants evidenced by this Warrant Certificate may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of Common Stock issuable upon the exercise of such Warrants.

The Holder of the Warrants evidenced by this Warrant Certificate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either by law or in equity, and the rights of the Holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this __ day of __________, 2016 by its President and Secretary, thereunto duly authorized.

LYONS BANCORP, INC.

By:	/s/ Robert A. Schick
Robert A. Schick, President

ATTEST:

,Secretary

PURCHASE FORM

[To be executed on exercise of the Warrants evidenced by this Warrant Certificate]

TO: Lyons Bancorp, Inc.

The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise the purchase right evidenced by the Warrant Certificate for, and to purchase thereunder, shares of Common Stock of Lyons Bancorp, Inc., and herewith makes payment of _______________ ($_______) for those shares, and requests that the certificate representing those shares be issued in the name of _________________________ and delivered to _______________, whose address is _____________________________________ and represents that the undersigned is a resident of the State of _______________, and an existing holder of shares of Common Stock of Lyons Bancorp, Inc.

Dated:

Signature(s) of Registered Holder(s)

Note:	The above signature(s) must correspond with the name as written on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

TRANSFER FORM

[To be executed only upon transfer of the Warrants evidenced by this Warrant Certificate]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________ the Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney-in-Fact, to transfer same on the books of the Company with full power of substitution in the premises.

Dated:

Signature(s) of Registered Holder(s)

Note:	The above signature(s) must correspond with the name as written on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

WITNESS:

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